Exhibit 8.1

Name under which
subsidiary or equity investee
Consolidated Subsidiaries	Country of Incorporation	does business

Global Bilgi Pazarlama Danisma ve Cagri Servisi Hizmetleri A.S.	Turkey	Turkcell Global Bilgi
Turktell Bilisim Servisleri A.S.	Turkey	Turktell
Superonline Iletisim Hizmetleri A.S.	Turkey	Turkcell Superonline
Turkcell Satis ve Dijital Is Servisleri A.S.	Turkey	Turkcell Satis
Turkcell Teknoloji Arastirma ve Gelistirme A.S.	Turkey	Turkcell Teknoloji
Kule Hizmet ve Isletmecilik A.S.	Turkey	Global Tower
Rehberlik Hizmetleri Servisi A.S.	Turkey	Rehberlik Hizmetleri
Turkcell Odeme ve Elektronik Para Hizmetleri A.S.	Turkey	Turkcell Odeme (or Paycell)
Turkcell Gayrimenkul Hizmetleri A.S.	Turkey	Turkcell Gayrimenkul
Beltel Telekomunikasyon Hizmetleri A.S.	Turkey	Beltel
Turkcell Finansman A.S.	Turkey	Turkcell Finansman (or Financell)
Turkcell Enerji Cozumleri ve Elektrik Satis Ticaret A.S.	Turkey	Turkcell Enerji
Kibris Mobile Telekomunikasyon Limited	Turkish Republic of Northern Cyprus	Kibris Telekom
Eastasian Consortium B.V.	Netherlands	Eastasia
Lifecell Ventures Cooperatief U.A.	Netherlands	Lifecell Ventures
Belarusian Telecommunication Network CJSC	Republic of Belarus	Belarusian Telecom
Beltower LLC	Republic of Belarus	Beltower
Lifetech LLC	Republic of Belarus	Lifetech
lifecell LLC	Ukraine	lifecell
UkrTower LLC	Ukraine	UkrTower
Global Bilgi LLC	Ukraine	Global LLC
Turkcell Europe GmbH	Germany	Turkcell Europe
Paycell LLC	Ukraine	Paycell LLC
Lifecell Digital Ltd.	Turkish Republic of Northern Cyprus	Lifecell Digital
Turkcell Sigorta Aracılık Hizmetleri A.S.	Turkey	Turkcell Sigorta
Yaani Digital B.V.	Netherlands	Yaani Digital
Lifecell Dijital Servisler ve Cozumler A.S.	Turkey	Lifecell Dijital Servisler
Lifecell Bulut Cozumleri A.S.	Turkey	Lifecell Bulut
Lifecell TV Yayin ve Icerik Hizmetleri A.S.	Turkey	Lifecell TV
Lifecell Müzik Yayin ve Icerik Hizmetleri A.S.	Turkey	Lifecell Müzik
BiP Digital Communication Technologies B.V.	Netherlands	BiP Digital
BiP Iletisim Teknolojileri ve Dijital Servisler A.S.	Turkey	BiP Iletisim
Inteltek Internet Teknoloji Yatirim ve Danismanlik Ticaret A.S.	Turkey	Inteltek

Associates
Turkiye’nin Otomobili Girisim
Grubu Sanayi ve Ticaret A.S.	Turkey	Turkiye’nin Otomobili (or TOGG)

Joint Venture
Sofra Kurumsal ve Odullendirme
Hizmetleri A.S.	Turkey	Sofra